EXHIBIT 99.1


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   FORM 11-K

                       ----------------------------------



                                  ANNUAL REPORT



                        Pursuant to Section 15(d) Of The
                         Securities Exchange Act of 1934


                      For the Year Ended December 31, 1998





                              ZIONS BANCORPORATION
                           EMPLOYEE STOCK SAVINGS PLAN




                              ZIONS BANCORPORATION
                           One South Main, Suite 1380
                           Salt Lake City, Utah 84111

Item 1.    Changes in the Plan
The Plan was completely amended and restated as of October 1, 1992, with certain provisions retroactively effective as of January 1, 1989. In 1994, the Plan was amended for the purpose of maintaining its qualification under the Internal Revenue Code pursuant to the Tax Reform Act of 1986 and, in order to conform the Plan to the requirements of the Unemployment Compensation Act of 1992 and the Omnibus Budget Reconciliation Act of 1993. No changes were made in the Plan during the year 1998.

Item 2.       Changes in Investment Policy

No material changes were made during the fiscal year in the policy with respect to the kind of securities and other investments in which funds held under the plan may be invested.

Item 3.       Contributions under the Plan

The Company's contributions are measured by reference to employee contributions and are not discretionary.

Item 4.       Participating Employees

There were 4,155 participating employees in the Plan on December 31, 1998.

Item 5.       Administration of the Plan

(a) Zions Bancorporation is the Plan administrator. The Company's Board of Directors has appointed an Administrative Committee consisting of six persons. The Committee has full power and authority to administer the Plan and to interpret its provisions.
       The present members of the Committee and their positions held are:

         Member                             Position - Company
---------------------------   --------------------------------------------------

Clark B. Hinckley, Chairman   Senior Vice President of Zions Bancorporation

Harris H. Simmons             President and Chief Executive Officer of Zions
                              Bancorporation

Dale M. Gibbons               Executive Vice President of Zions Bancorporation

W. David Hemingway            Executive Vice President of Zions Bancorporation

Richard G. Crandall           Vice President of Zions First National Bank

Russell W. Miller             President of Zions Insurance Agency, Inc.

The address of each fiduciary listed above is One South Main, Suite 1380, Salt Lake City, Utah 84111.

(b) No compensation is paid to the Committee members by the Plan. All expenses of the Plan and its administration are paid by the Company.

Item 6.       Custodian of Investments

(a) Zions First National Bank, One South Main, Salt Lake City, Utah 84111 is the custodian and trustee.

(b)    The custodian and trustee receives no compensation from the Plan.

Item 7.       Reports to Participating Employees

Participating employees are furnished an annual statement reflecting the status of their accounts as of the end of the fiscal year.

Item 8.       Investment of Funds

Substantially all of the assets of the Plan are invested in securities of the Company.

Item 9.       Financial Statements and Exhibits

(a)    Financial Statements                                                Page
                                                                           -----
       Independent Auditors' Report .....................................    4

       Statements of Net Assets Available for Benefits -
          December 31, 1998 and 1997 ....................................    5

       Statements of Changes in Net Assets Available for Benefits -
          Years ended December 31, 1998, 1997, and 1996 .................    6

       Notes to Financial Statements ....................................    7

       Schedules - Schedules I, II, and III have been omitted for the reasons that they are not required or are not applicable, or the required information is shown in the financial statements or notes thereto.

 (b)     Exhibits - None

                          Independent Auditors' Report



The Trust Committee
Zions Bancorporation
Employee Stock Savings Plan:


We have audited the accompanying statements of net assets available for benefits of Zions Bancorporation Employee Stock Savings Plan as of December 31, 1998 and 1997, and the related statements of changes in net assets available for benefits for each of the years in the three-year period ended December 31, 1998. These financial statements are the responsibility of the plan administrator. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the plan administrator, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of Zions Bancorporation Employee Stock Savings Plan as of December 31, 1998 and 1997, and the changes in net assets available for benefits for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions for the year ended December 31, 1998, are presented for purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic 1998 financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                  /s/KPMG LLP
March 16, 1999

                              ZIONS BANCORPORATION
                           EMPLOYEE STOCK SAVINGS PLAN

                 Statement of Net Assets Available for Benefits

                           December 31, 1998 and 1997


                                                                                1998           1997
                                                                             -----------    ----------
Assets:
   Cash and cash equivalents .............................................   $        51       173,627
   Investments, at fair value:
         Zions Bancorporation common stock (approximate cost
                  of $24,852,480 in 1998 and $18,067,701 in 1997) ........    90,567,426    63,033,316

   Contributions receivable:
         Employee ........................................................       266,162        50,449
         Employer ........................................................       136,643        25,224

   Dividends receivable ..................................................       203,273       166,700

   Interest receivable ...................................................           579           333
                                                                             -----------    ----------

                   Total assets ..........................................    91,174,134    63,449,649
                                                                             -----------    ----------

Liabilities:
   Accounts payable ......................................................          --          56,614
   Excess contribution refunds ...........................................        33,675        19,730
                                                                             -----------    ----------

                   Total liabilities .....................................        33,675        76,344
                                                                             -----------    ----------

Net assets available for benefits ........................................   $91,140,459    63,373,305
                                                                             ===========    ==========
See accompanying notes to financial statements.

                              ZIONS BANCORPORATION
                           EMPLOYEE STOCK SAVINGS PLAN

            Statement of Changes in Net Assets Available for Benefits

                  Years ended December 31, 1998, 1997, and 1996


                                                            1998           1997          1996
                                                         -----------    ----------    ----------

Additions to net assets attributed to:
   Investment income:
         Net appreciation in fair value of investments
                  in Zions Bancorporation common stock   $24,594,856    26,586,307     7,966,631
         Dividends ...................................       771,268       793,341       389,789
         Interest ....................................         7,562         4,113         3,979
                                                         -----------    ----------    ----------
                                                          25,373,686    27,383,761     8,360,399
                                                         -----------    ----------    ----------

   Contributions:
         Employee ....................................     5,349,824     3,331,020     2,674,067
         Employer ....................................     2,691,189     1,645,785     1,295,816
                                                         -----------    ----------    ----------
                                                           8,041,013     4,976,805     3,969,883
                                                         -----------    ----------    ----------

   Rollover from nonaffiliated plan ..................          --          89,279          --
                                                         -----------    ----------    ----------

Total additions                                           33,414,699    32,449,845    12,330,282
                                                         -----------    ----------    ----------

Deductions from net assets attributed to:
   Benefits paid directly to participants ............     5,647,545     3,590,944     2,109,580
   Rollover to affiliated plan .......................          --            --         183,050
                                                         -----------    ----------    ----------

Total deductions                                           5,647,545     3,590,944     2,292,630
                                                         -----------    ----------    ----------

                                                          27,767,154    28,858,901    10,037,652
Net increase

Net assets available for benefits:
   Beginning of year .................................    63,373,305    34,514,404    24,476,752
                                                         -----------    ----------    ----------
   End of year .......................................   $91,140,459    63,373,305    34,514,404
                                                         ===========    ==========    ==========
See accompanying notes to financial statements.

                              ZIONS BANCORPORATION
                           EMPLOYEE STOCK SAVINGS PLAN

                          Notes to Financial Statements

                           December 31, 1998 and 1997


(1)    Plan Description

       The following description of the Zions Bancorporation Employee Stock Savings Plan (the Plan) provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.


       (a)    General

              The Plan is a single employer contributory plan that is designed to provide retirement benefits for eligible employees under either a pre-tax or post-tax salary reduction arrangement by offering employees an opportunity to acquire stock ownership in Zions Bancorporation (the Company). The Plan is subject to the provisions of the Employee Retirement Income Security Act (ERISA) of 1974.


       (b)    Eligibility

              Participation in the Plan is voluntary. An employee is eligible to participate on January 1, or July 1, whichever coincides with, or immediately follows, the latter of the date on which the employee completes at least 1,000 hours of service during 12 continuous months and attains the age of 21. As of December 31, 1998 and 1997, there were 4,155 and 3,240 participants, respectively, in the Plan.


       (c)    Employee and Company Contributions

              Each eligible employee who elects to participate makes contributions ranging from one to five percent of their total compensation. Company contributions are equal to 50 percent of the amount contributed by the employee. The maximum amount a participant may contribute to the Plan in a calendar year, in conjunction with the Employee Investment Savings Plan, is $10,000 for 1998.


       (d)    Allocation of Income or Loss

              Investment income is allocated to each participant's account in proportion to the investment shares held in that participant's account to the total of investment shares held in the Plan.


       (e)    Vesting and Payment of Benefits

              Employee contributions and the employees' share of the Company contributions are 100 percent vested at all times. Benefits are paid upon death, disability, retirement, or earlier subject to certain restrictions. Benefits are paid in shares of stock.

                                                                    (continued)

                              ZIONS BANCORPORATION
                           EMPLOYEE STOCK SAVINGS PLAN

                          Notes to Financial Statements

       (f)    Plan Termination

              Although the Company has not expressed intent to do so, it has the right under the Plan to discontinue contributions at any time and to terminate the Plan subject to provisions of ERISA.


(2)    Summary of Significant Accounting Policies

       The following is a summary of significant accounting policies followed by the Plan in the preparation of its financial statements:


       (a)    Basis of Presentation

              The Plan's financial statements are presented on the accrual basis of accounting.


       (b)    Costs of Administration

              All costs of administration are currently being absorbed by the Company.


       (c)    Investments

              The investment in common stock of the Company is carried at its quoted market price in the accompanying financial statements. Purchases and sales of investments are recorded on a settlement-date basis which does not materially differ from using the trade-date basis required by generally accepted accounting principles.

              Net unrealized appreciation represents the difference between the book value and the market value of investments held at year-end. Book value is the market value at the end of the previous fiscal year, or cost if the investment was purchased during the year.

              The following investment represents five percent or more of the net assets available for plan benefits at December 31:

                                                           1998          1997
                                                        -----------   ----------
                Zions Bancorporation common stock       $90,567,426   63,033,316

       (d)    Use of Estimates

              The preparation the financial statements and supplemental schedules in conformity with generally accepted accounting principles requires the Plan administrator to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of net assets available for benefits and supplemental schedules and the changes in net assets during the reporting period. Actual results could differ from those estimates.

                                                                    (continued)

                              ZIONS BANCORPORATION
                           EMPLOYEE STOCK SAVINGS PLAN

                          Notes to Financial Statements

                           December 31, 1998 and 1997





       (e)    Cash and Cash Equivalents

              Cash and cash equivalents include cash and short-term investments with maturity dates of 90 days or less.


       (f)    Reclassifications

              Certain reclassifications have been made in the 1997 financial statements to conform with the 1998 presentation.


(3)    Tax Status

       The Plan obtained its latest determination letter on June 5, 1996, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code (IRC). The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.


(4)    Zions Bancorporation Common Stock

       At December 31, 1998 and 1997, the investment in common stock of the Company consisted of 1,451,944 and 1,389,164 shares, respectively.

                              ZIONS BANCORPORATION
                           EMPLOYEE STOCK SAVINGS PLAN

           Line 27a - Schedule of Assets Held for Investment Purposes

                                December 31, 1998



  (a)                                                                                    (e)
Party in          (b)                            (c)                        (d)        Current
interest         Issuer                 Investment description            Cost (1)      value
--------  ---------------------  -------------------------------------  -----------  ----------
                                 Investments at fair value determined
                                   by quoted market prices:

   *      Zions Bancorporation       Zions Bancorporation common stock  $24,852,480  90,567,426

Notes:
 *  Party-in-interest
    There were no nonexempt party-in-interest transactions.
    There were no assets which were both acquired and disposed of during the year.
(1) Cost is determined using the average-cost method applied on a participant-by-participant basis.

                              ZIONS BANCORPORATION
                           EMPLOYEE STOCK SAVINGS PLAN

                 Line 27d - Schedule of Reportable Transactions
                          Year ended December 31, 1998

                                                                                     (h)
                                                                                   Current
                                                                                    value
     (a)                                                                (g)        of asset
 Identity of             (b)                (c)             (d)        Cost of     on trans       (i)
party involved   Description of asset  Purchase price  Selling price    asset    -action date   Net gain
---------------  --------------------  --------------  -------------  ---------  ------------  ---------
Zions            Zions Bancorporation
 Bancorporation    common stock         $          -       5,424,957  1,980,516     5,424,957  3,444,441

                 Zions Bancorporation
                    common stock           8,623,415             --         --      8,623,415        --